Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne—Sr. Vice President-Finance
Dover, Delaware, February 2, 2009	(302) 857-3292

DOVER MOTORSPORTS, INC. REPORTS RESULTS

FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2008

Dover Motorsports, Inc. (NYSE: DVD) today reported its results for the quarter and year ended December 31, 2008.

The Company’s fourth quarter is a seasonally slow quarter and typically results in a loss. We only promoted one major event in the fourth quarter of both 2008 and 2007 – the NASCAR Nationwide Series race at Memphis Motorsports Park.

For the quarter ended December 31, 2008, revenues were $2,561,000 compared with $3,413,000 in the fourth quarter of 2007. The decrease was primarily attributable to lower admissions at the aforementioned Nationwide Series event, as well as a reduction in NASCAR’s estimate of ancillary media revenues we will receive for 2008. Operating and marketing expenses in the quarter were also lower as a result of the lower revenues.

Given current economic conditions and their impact on our current and projected operations and cash flows, combined with the fact that there was no change in the allocation of broadcast revenues to the NASCAR Nationwide Series for 2009, we reviewed the carrying value of the long-lived assets of each of our Midwest facilities for impairment. Based on the results of this analysis, the Company recorded a non-cash impairment charge of $12,795,000 to write down the carrying value of its Midwest facilities to fair value.

Net interest expense decreased by $155,000 in the fourth quarter of 2008, primarily as a result of lower interest rates compared to last year.

Loss before income tax benefit for the quarter was $20,519,000 compared with $7,599,000 in the fourth quarter of 2007. The current years’ results include the aforementioned non-cash impairment charge of $12,795,000. The Company’s financial results are shown on an adjusted basis on the accompanying schedule – “Reconciliation of GAAP (Loss) Earnings to Adjusted (Loss) Earnings”.

On an adjusted basis, loss before income tax benefit for the fourth quarter was $7,724,000 compared with $7,599,000 for the fourth quarter of last year.

On an adjusted basis, net loss was $3,760,000 or $.10 per diluted share in the fourth quarter of 2008 compared with $3,476,000 or $.10 per diluted share for the same period last year.

For the year ended December 31, 2008 total revenues were $84,279,000 compared with $86,052,000 in the prior year.

On an adjusted basis, earnings were $2,638,000 or $.07 per diluted share for the year ended 2008 compared with $3,744,000 or $.10 per diluted share in 2007.

The Company previously announced that it has entered into a definitive agreement to sell Memphis Motorsports Park to Gulf Coast Entertainment, L.L.C. Under the terms of the agreement, Dover Motorsports will sell all of the stock of its subsidiary Memphis International Motorsports Corporation, the owner of Memphis Motorsports Park, to Gulf Coast Entertainment for $10 million in cash. As additional consideration for the purchase, Dover Motorsports will receive a two percent non-dilutable interest in Gulf Coast Entertainment and will have an agreement to provide motorsports management services to Alabama Motorsports Park when the facilities become operational. Closing is expected to take place on or about April 30, 2009 and is subject to financing and customary closing conditions.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate four motorsports tracks in three states and promote motorsports events under the auspices of two of the premier sanctioning bodies in motorsports – NASCAR and NHRA. The Company owns and operates Dover International Speedway in Dover, Delaware; Gateway International Raceway near St. Louis, Missouri; Memphis Motorsports Park in Memphis, Tennessee; and Nashville Superspeedway near Nashville, Tennessee. For further information log on to www.dovermotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Revenues:
Admissions	$933	$949	$31,034	$33,923
Event-related	1,227	1,747	25,652	24,786
Broadcasting	398	709	27,532	27,272
Other	3	8	61	71

	2,561	3,413	84,279	86,052

Expenses:
Operating and marketing	4,461	5,049	55,262	55,621
Impairment charges	12,795	—	12,795	—
General and administrative	3,108	3,203	12,528	12,571
Depreciation and amortization	1,770	1,659	6,909	6,369

	22,134	9,911	87,494	74,561

Operating (loss) earnings	(19,573)	(6,498)	(3,215)	11,491
Interest income	14	79	83	186
Interest expense	(960)	(1,180)	(4,078)	(4,335)

(Loss) earnings before income tax benefit (expense)	(20,519)	(7,599)	(7,210)	7,342
Income tax benefit (expense)	8,442	4,123	1,531	(3,598)

Net (loss) earnings	$(12,077)	$(3,476)	$(5,679)	$3,744

Net (loss) earnings per common share:
Basic	$(0.34)	$(0.10)	$(0.16)	$0.10

Diluted	$(0.34)	$(0.10)	$(0.16)	$0.10

Weighted average shares outstanding:
Basic	35,958	35,879	35,940	35,875
Diluted	35,958	35,879	35,940	36,017

DOVER MOTORSPORTS, INC.

RECONCILIATION OF GAAP (LOSS) EARNINGS TO ADJUSTED (LOSS) EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
GAAP (loss) earnings before income tax benefit (expense)	$(20,519)	$(7,599)	$(7,210)	$7,342
Non-cash impairment charges (1)	12,795	—	12,795	—

Adjusted (loss) earnings before income tax benefit (expense)	$(7,724)	$(7,599)	$5,585	$7,342

GAAP net (loss) earnings	$(12,077)	$(3,476)	$(5,679)	$3,744
Non-cash impairment charges, net of income taxes (1)	8,317	—	8,317	—

Adjusted net (loss) earnings	$(3,760)	$(3,476)	$2,638	$3,744

GAAP net (loss) earnings per common share—diluted	$(0.34)	$(0.10)	$(0.16)	$0.10
Non-cash impairment charges, net of income taxes (1)	0.23	—	0.23	—

Adjusted net (loss) earnings per common share—diluted (2)	$(0.10)	$(0.10)	$0.07	$0.10

(1)

During the fourth quarter of 2008, we reviewed the long-lived assets of each of our three Midwest facilities for impairment. Based on the results of this analysis, we recorded non-cash impairment charges of $2,150,000, $3,140,000 and $7,505,000 to write-down the carrying value of long-lived assets at our Memphis, Nashville and Gateway facilities, respectively, to fair value.

(2)	The components of loss per diluted share for the three months ended December 31, 2008 do not add to the adjusted loss per diluted share due to rounding.

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$288	$327
Accounts receivable	1,950	1,722
Inventories	273	185
Prepaid expenses and other	1,697	1,773
Receivable from Dover Downs Gaming & Entertainment, Inc.	11	18
Deferred income taxes	152	186

Total current assets	4,371	4,211
Property and equipment, net	144,684	157,748
Restricted cash	5,219	4,169
Other assets, net	594	1,578
Deferred income taxes	311	—

Total assets	$155,179	$167,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$604	$945
Accrued liabilities	2,767	3,464
Income taxes payable	159	257
Current portion of bonds payable	1,130	111
Deferred revenue	6,962	8,689

Total current liabilities	11,622	13,466
Revolving line of credit	42,200	42,300
Bonds payable	2,971	4,098
Liability for pension benefits	2,555	736
Other liabilities	1,920	1,202
Non current income taxes payable	9,630	9,687
Deferred income taxes	16,834	20,101

Total liabilities	87,732	91,590

Stockholders’ equity:
Common stock	1,787	1,672
Class A common stock	1,851	1,952
Additional paid-in capital	100,539	99,849
Accumulated deficit	(34,366)	(26,503)
Accumulated other comprehensive loss	(2,364)	(854)

Total stockholders’ equity	67,447	76,116

Total liabilities and stockholders' equity	$155,179	$167,706

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Years Ended December 31,
	2008	2007
Operating activities:
Net (loss) earnings	$(5,679)	$3,744
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	6,909	6,369
Amortization of credit facility fees	175	183
Stock-based compensation	598	493
Deferred income taxes	(2,566)	2,038
Impairment charges	12,795	—
Changes in assets and liabilities:
Accounts receivable	(228)	1,213
Inventories	(88)	59
Prepaid expenses and other	50	(567)
Receivable from/payable to Dover Downs Gaming & Entertainment, Inc.	7	(9)
Accounts payable	(72)	(993)
Accrued liabilities	(691)	(216)
Income taxes payable	(98)	(221)
Deferred revenue	(1,727)	(1,319)
Other liabilities	663	795

Net cash provided by operating activities	10,048	11,569

Investing activities:
Capital expenditures	(6,577)	(11,279)
Restricted cash	(1,050)	(485)
Purchase of available-for-sale securities	(50)	—

Net cash used in investing activities	(7,677)	(11,764)

Financing activities:
Borrowings from revolving line of credit	38,600	40,400
Repayments on revolving line of credit	(38,700)	(37,100)
Repayments of bonds payable	(108)	(697)
Dividends paid	(2,184)	(2,176)
Repurchase of common stock	(137)	(54)
Credit facility fees	(124)	(159)
Proceeds from stock options exercised	216	—
Excess tax benefit on stock awards	27	10

Net cash (used in) provided by financing activities	(2,410)	224

Net (decrease) increase in cash and cash equivalents	(39)	29
Cash and cash equivalents, beginning of year	327	298

Cash and cash equivalents, end of year	$288	$327